Exhibit 99
JOINT FILER INFORMATION


Name:  Urstadt Realty  Associates Co LP
Address:  2 Park Place,  Bronxville,  New York 10708
Designated  Filer:  Charles J. Urstadt
Issuer & Ticker Symbol: Urstadt Biddle Properties Inc. (UBP) (Common Stock) Date of Event Requiring Statement: August 26, 2005
Signature:  By: Urstadt Property Company, Inc. its sole  general  partner
By: /s/ Charles J.  Urstadt by Thomas D. Myers as Attorney in Fact
Charles J. Urstadt Chairman